BNY/Ivy Multi-Strategy Hedge Fund LLC

                                   EXHIBIT 3

                        NOTICE OF WITHDRAWAL OF TENDER

                                   Regarding
                                   Interests
                                      in

                     BNY/IVY MULTI-STRATEGY HEDGE FUND LLC

                   Tendered Pursuant to the Offer to Purchase
                                Dated May 2, 2007
                             As Amended May 31, 2007

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                  RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT,
                    EASTERN TIME, ON MONDAY, JUNE 18, 2007
                         UNLESS THE OFFER IS EXTENDED.

         Complete This Letter Of Transmittal And Return Or Deliver To:

                             The Bank of New York
                            101 Barclay Street, 20W
                              New York, NY 10286

                          Attn: Global Fund Services

                          For additional information:

                             Phone: (877) 470-9122

                              Fax: (212) 815-5515

BNY/Ivy Multi-Strategy Hedge Fund LLC

Ladies and Gentlemen:

   The undersigned wishes to withdraw the tender of its limited liability company interest in BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company"), or the tender of a portion of such interest, for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated
      .

   This tender was in the amount of:

[_]     Entire limited liability company interest.

[_] Portion of limited liability company interest expressed as a specific dollar value

        $ _____________

[_] Portion of limited liability company interest in excess of the Required Minimum Balance.

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Company (or portion of the interest) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.


BNY/Ivy Multi-Strategy Hedge Fund LLC

Signature(s).

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
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  For Individual Investors                    For Other Investors:
  and Joint Tenants:


__________________________________            __________________________________
Signature                                     Print Name of Investor
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)

__________________________________            _________________________________
Print Name of Investor                        Signature
                                              (Signature of Owner(s) Exactly as
                                              Appeared on Subscription Agreement)

__________________________________            _________________________________
Joint Tenant Signature if necessary           Print Name of Signatory and Title
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)


__________________________________            _________________________________
Print Name of Joint Tenant                    Co-signatory if necessary
                                              (Signature of Owner(s) Exactly as
                                              Appeared on Subscription Agreement)

                                              __________________________________
                                              Print Name and Title of Co-signatory
----------------------------------------------------------------------------------------

Date:  __________________